EXHIBIT 4.2.1

                   CLASS A COMMON STOCK PURCHASE WARRANTS--M&MRCH

                       CLASS A COMMON STOCK PURCHASE WARRANTS


         Class A Warrants to purchase 101,117 shares of common stock, par value $.01 per share (the "Common Stock"), of Risk Capital Holdings, Inc. ("RCHI") issued to Marsh & McLennan Risk Capital Holdings, Ltd. ("M&MRCH") on September 28, 1995, are substantially identical in all material respects to the Class A Warrants to purchase 1,004,280 shares of Common Stock issued to M&MRCH on September 19, 1995 (the "September 19th Warrant"). A copy of the September 19th Warrant has previously been filed as an exhibit to RCHI's Annual Report on Form 10-K for the year ended December 31, 1995.

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                                                                 EXHIBIT 4.2.2

              CLASS A COMMON STOCK PURCHASE WARRANTS--TRIDENT

                     CLASS A COMMON STOCK PURCHASE WARRANTS


         Class A Warrants to purchase 126,794 shares of common stock, par value $.01 per share (the "Common Stock"), of Risk Capital Holdings, Inc. ("RCHI") issued to The Trident Partnership, L.P. ("Trident") on September 28, 1995, are substantially identical in all material respects to the Class A Warrants to purchase 1,259,285 shares of Common Stock issued to Trident on September 19, 1995 (the "September 19th Warrant"). A copy of the September 19th Warrant has previously been filed as an exhibit to RCHI's Annual Report on Form 10-K for the year ended December 31, 1995.

                                     * * * *
                                        2

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                                                                 EXHIBIT 4.2.3

                CLASS A COMMON STOCK PURCHASE WARRANTS--TARACAY

                     CLASS A COMMON STOCK PURCHASE WARRANTS


         Class A Warrants to purchase 13,623 shares of common stock, par value $.01 per share (the "Common Stock"), of Risk Capital Holdings, Inc. ("RCHI") issued to Taracay Investors ("Taracay") on September 28, 1995, are substantially identical in all material respects to the Class A Warrants to purchase 35,980 shares of Common Stock issued to Taracay on September 19, 1995 (the "September 19th Warrant"). A copy of the September 19th Warrant has previously been filed as an exhibit to RCHI's Annual Report on Form 10-K for the year ended December 31, 1995.

                                   * * * *

                                      3

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                                                                    EXHIBIT 4.3
              CLASS B COMMON STOCK PURCHASE WARRANTS--M&MRCH

                  CLASS B COMMON STOCK PURCHASE WARRANTS


         Class B Warrants to purchase 195,601 shares of common stock, par value $.01 per share (the "Common Stock"), of Risk Capital Holdings, Inc. ("RCHI") issued to Marsh & McLennan Risk Capital Holdings, Ltd. ("M&MRCH") on September 28, 1995, are substantially identical in all material respects to the Class B Warrants to purchase 1,725,000 shares of Common Stock issued to M&MRCH on September 19, 1995 (the "September 19th Warrant"). A copy of the September 19th Warrant has previously been filed as an exhibit to RCHI's Annual Report on Form 10-K for the year ended December 31, 1995.

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